SupportSave Announces Inauguration of New Center, Management Changes and Signing of Global Leader in Sporting Goods Market

STUDIO CITY, CA and CEBU CITY, PHILIPPINES, Mar 16, 2011 (MARKETWIRE via COMTEX) -- SupportSave (OTCBB: SSVE) today announced the Signing of a contract worth an estimated $250,000 per year by a global leader in the recreational and sporting goods market. The company has a stable of market leading brands found at the nation's largest retailers and across the globe. The contract to provide inbound customer service for warranty support is worth an estimated $250,000 per year. "This is a very exciting time in our company's history, while we are going through a transition, this demonstrates our ability to execute, and with such a big name client, the future is bright," states Christopher Johns, the company's newly elected President and founder.

SupportSave also recently completed the migration of its new world class facility with its inauguration covered by local TV outlets. The inauguration was attended by local leaders and dignitaries including Director General of PEZA and Fr. Secretary of Education, Hon. Dr Mona Valisno. The new state-of-the-art facility has prepared SupportSave to win more big name clients like the one announced today. The new center is housed at Robinson's Cybergate Cebu where SupportSave and Accenture are the marquee and only tenants of the BPO space.

The TV coverage from ASB-CBN, the Philippines largest media outlet, can be viewed at http://www.youtube.com/watch?v=ZHZbJsOb9PI

SupportSave is at this moment implementing significant cost-cutting measures focused on profitability within the next two quarters, including reducing the salary of its top executives as well as reducing other cash and non-cash expenses. Aina Dumlao, the company's co-founder, has been appointed Chief Executive Officer, and Christopher Johns, the company's founder, is now occupying the post of President. Part of the cost-cutting measures included Johns voluntarily reducing his salary to $48,000 per year. Some of the money saved will be re-invested in an across-the-board salary increase for all of the company's 300+ employees. "Investing in our people will reward those who deserve it most, while helping us improve our ability to attract and retain the talent we need to drive growth," states Dumlao.

Forward-Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the Company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the Company's management. The Company intends its forward-looking statements to speak only as of the date on which they were made. The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

Contact:
Chris Johns
323-417-0800

SOURCE: SupportSave Solutions, Inc.
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